As filed with the Securities and Exchange Commission on March 27, 2009.
Registration No. 333-134803

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITALSOUTH BANCORP
(Exact name of registrant as specified in its charter)

Delaware	63-1026645
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2340 Woodcrest Place
Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)
THIRD REVISED AND RESTATED
DIRECTORS’ COMPENSATION PLAN
(Full title of the plan)

W. DAN PUCKETT
Chairman and Chief Executive Officer
CapitalSouth Bancorp
2340 Woodcrest Place
Birmingham, Alabama 35209
(Name and address of agent for service)
(205) 870-1939
(Telephone number, including area code, of agent for service)
with a copy to:
J. PAUL COMPTON, JR., ESQ.
Bradley Arant Boult Cummings LLP
1819 5th Avenue North
Birmingham, Alabama 35203
(205) 521-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

     On June 7, 2006, CapitalSouth Bancorp (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-134803) (the “Registration Statement”) with the United States Securities and Exchange Commission, which registered 150,000 shares of the Company’s common stock, $1.00 par value (the “Common Stock”) to be offered and sold pursuant to the Third Revised and Restated Directors’ Compensation Plan.
     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-134803 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 27, 2009.

CAPITALSOUTH BANCORP

By:	/s/ W. Dan Puckett

Its Chief Executive Officer
     We, the undersigned officers and directors of CapitalSouth Bancorp, hereby severally constitute and appoint W. Dan Puckett and Carol W. Marsh, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CapitalSouth Bancorp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Puckett W. Dan Puckett	Chief Executive Officer and Chairman of the Board Of Directors	March 27, 2009
/s/ Carol W. Marsh Carol W. Marsh	Secretary and Chief Financial Officer (Principal Financial Officer)	March 27, 2009
/s/ David Duncan David Duncan	Controller (Principal Accounting Officer)	March 27, 2009
/s/ James C. Bowen James C. Bowen	Director	March 27, 2009
/s/ Stanley L. Graves Stanley L. Graves	Director	March 27, 2009

* Harold B. Dunn	Director	March 27, 2009
/s/ Mark A. Froelich Mark A. Froelich	Director	March 27, 2009
/s/ Foy H. Tatum Foy H. Tatum	Director	March 27, 2009
/s/ David W. Wood, II David W. Wood, II	Director	March 27, 2009

*By:	/s/ Carol W. Marsh

Carol W. Marsh, Attorney-in-Fact